Exhibit 10.6
FIFTH AMENDMENT
TO THE
MICHAELS STORES, INC.
EMPLOYEES 401(k) PLAN
(As Amended and Restated Effective August 1, 1999)
     Michaels Stores, Inc., a Delaware corporation, pursuant to authority of the Michaels Stores, Inc. Administration Committee, adopts the following amendments to the Michaels Stores, Inc. Employees 401(k) Plan (the “Plan”).
     1. Section 9.6 of the Plan (“Direct Rollovers”) is amended by adding a new subsection thereto to read as follows:
     (e) In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of Section 9.2(b), if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly, then the Plan will pay the distribution in a direct rollover to an individual retirement plan designated by the Administration Committee.
     2. The foregoing amendment will be effective with respect to distributions made on or after March 28, 2005.
     Executed this 15th day of March, 2005.

MICHAELS STORES, INC.
By:	/s/ Sue Elliot
	Name:	Sue Elliot
	Title:	Senior Vice President - Human Resources